T. ROWE PRICE INTERNATIONAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

CLASSIFYING AUTHORIZED STOCK

 T. Rowe Price International Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

 FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Fifth of the Charter of the Corporation, the Board of Directors has duly classified a number of shares of its unissued Common Stock (determined in connection with the SECOND paragraph below) into one new series of Common Stock to be designated the T. Rowe Price Global Consumer Fund.

 SECOND: After giving effect to the foregoing classification, the Board of Directors has heretofore duly divided and classified an aggregate of 9,000,000,000 shares of the unissued Common Stock of the Corporation into the following series and classes on the respective dates indicated in the parentheses following the name of the series and classes: T. Rowe Price International Stock Fund (September 13, 1979); T. Rowe Price International Bond Fund (July 15, 1986); T. Rowe Price International Discovery Fund (October 31, 1988); T. Rowe Price European Stock Fund (January 5, 1990); T. Rowe Price New Asia Fund (July 18, 1990); T. Rowe Price Japan Fund (October 18, 1991); T. Rowe Price Latin America Fund (November 4, 1993); T. Rowe Price Emerging Markets Bond Fund (November 3, 1994); T. Rowe Price Emerging Markets Stock Fund (January 26, 1995); T. Rowe Price Global Stock Fund (October 11, 1995); T. Rowe Price International Growth & Income Fund (December 1, 1998); T. Rowe Price International Stock Fund—Advisor Class and T. Rowe Price International Bond Fund—Advisor Class (March 24, 2000); T. Rowe Price Emerging Europe Fund (April 28, 2000); T. Rowe Price International Stock Fund—R Class, T. Rowe Price International Growth & Income Fund—Advisor Class, and T. Rowe Price International Growth & Income Fund—R Class (September 6, 2002); T. Rowe Price Global Stock Fund—Advisor Class (February 7, 2006); T. Rowe Price Overseas Stock Fund (October 18, 2006); T. Rowe Price Africa & Middle East Fund (April 24, 2007); T. Rowe Price Global Growth Stock Fund and T. Rowe Price Global Growth Stock Fund—Advisor Class (July 24, 2008); T. Rowe Price Global Infrastructure Fund and T. Rowe Price Global Infrastructure Fund—Advisor Class (October 28, 2009); T. Rowe Price Emerging Markets Local Currency Bond Fund and T. Rowe Price Emerging Markets Local Currency Bond Fund—Advisor Class (February 3, 2011); T. Rowe Price Emerging Markets Corporate Bond Fund and T. Rowe Price Emerging Markets Corporate Bond Fund—Advisor Class (February 7, 2012); T. Rowe Price Global Industrials Fund (July 24, 2013); T. Rowe Price Asia Opportunities Fund and T. Rowe Price Asia Opportunities Fund—Advisor Class (February 4, 2014); T. Rowe Price International Concentrated Equity Fund and T. Rowe Price International Concentrated Equity Fund—Advisor Class (May 27, 2014); T. Rowe Price Global High Income Bond Fund, T. Rowe Price Global High Income Bond Fund—Advisor Class, T. Rowe Price Global Unconstrained Bond Fund, T. Rowe Price Global Unconstrained Bond Fund—Advisor Class (November 17, 2014); T. Rowe Price Emerging Markets Bond Fund—Advisor Class, T. Rowe Price Emerging Markets Bond Fund—I Class, T. Rowe Price Emerging Markets Corporate Bond Fund—I Class, T. Rowe Price Emerging Markets Local Currency Bond Fund—I Class, T. Rowe

Price Emerging Markets Stock Fund—I Class, T. Rowe Price Emerging Markets Value Stock Fund, T. Rowe Price Emerging Markets Value Stock Fund—Advisor Class, T. Rowe Price Global High Income Bond Fund—I Class, T. Rowe Price Global Unconstrained Bond Fund—I Class, T. Rowe Price International Bond Fund—I Class, T. Rowe Price International Discovery Fund—I Class, T. Rowe Price International Growth & Income Fund—I Class, T. Rowe Price International Stock Fund—I Class, T. Rowe Price New Asia Fund—I Class, T. Rowe Price Overseas Stock Fund—Advisor Class, T. Rowe Price Overseas Stock Fund—I Class (June 19, 2015), and T. Rowe Price Global Consumer Fund (_______, 2016). Each such series and/or class shall consist, until further changed, of the lesser of (x) 9,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of the Corporation currently or hereafter authorized less the total number of shares of the Corporation then issued and outstanding in all of such series and/or class. All shares of each series and/or class have the powers, preferences, other special rights, qualifications, restrictions and limitations set forth in the Charter. The Board of Directors also has provided for the issuance of the shares of each such series and/or class.

 THIRD: The shares aforesaid have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation. These Articles Supplementary do not increase the aggregate authorized capital stock of the Corporation.

 IN WITNESS WHEREOF, T. Rowe Price International Funds, Inc. has caused these Articles to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on __________, 2016.

WITNESS:	T. ROWE PRICE INTERNATIONAL FUNDS, INC.
__________________________ David Oestreicher, Vice President	By:_________________________________ Darrell N. Braman, Vice President

 THE UNDERSIGNED, Vice President of T. Rowe Price International Funds, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

____________________________

Darrell N. Braman, Vice President

Agmts\ArtSuppGCF.doc